UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street Suite 3110
Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, the Board of Directors (the “Board”) of Juniper Pharmaceuticals, Inc. (the “Company”) appointed Dr. Mary Ann Gray as a new director of the Company, upon the recommendation of its Nominating and Governance Committee, effective immediately. Dr. Gray will serve until the Company’s 2016 annual meeting of stockholders (where she will be nominated for reelection by the stockholders of the Company). Our Board believes that Dr. Gray’s strong dual background as a scientist and financial analyst and portfolio manager in the biotechnology industry, as well as her public company board experience qualify her to serve on our Board. Dr. Gray will also serve as Chairman of the Audit Committee.

Since 2003, Dr. Gray has served as President of Gray Strategic Advisors, LLC, which provides strategic advice to both public and private biotechnology companies. Previously, she spent three and a half years with the Federated Kaufmann Fund focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst for nine years with Kidder Peabody, Dillon Read and Raymond James. Earlier in her career, Dr. Gray managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute and worked in hospital laboratory.

Dr. Gray also serves on the board of directors of three public biotechnology companies, Acadia Pharmaceuticals, Inc. (“Acadia”), since 2005, Senomyx, Inc. (“Senomyx”), since 2010, and TetraLogic Pharmaceuticals Corporation (“TetraLogic”), since 2014. At Acadia she serves as chairman of the audit committee and also serves on the compensation committee. At Senomyx she is a member of the compensation committee. At TetraLogic she is chairman of the audit committee. Dr. Gray also served on the board of directors of Dyax Corp., beginning in 2001, and served as its lead director from 2010 until January 2016, when Dyax Corp. was acquired by Shire plc.

Dr. Gray has a Ph.D. in Pharmacology from the University of Vermont where she focused on novel chemotherapeutic agents for the treatment of cancer. She did post-doctoral work at Northwestern University Medical School and Yale University School of Medicine. She held scientific positions at Schering Plough and NeoRx Corporation.

As previously disclosed, in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2015, Donald Hunter received fewer votes for election to our Board of Directors than votes against election at our 2015 annual meeting of stockholders. Pursuant to the Company’s Amended and Restated Bylaws, Mr. Hunter submitted his resignation to the Board. The Board accepted Mr. Hunter’s resignation and determined to undertake a search for a qualified successor. Mr. Hunter’s resignation became effective upon Dr. Gray’s appointment to the Board. The Board is grateful for Mr. Hunter’s service to the Company.

A copy of the Company’s press release issued on March 24, 2016 regarding Dr. Gray’s appointment to the Board and Mr. Hunter’s departure is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Juniper Pharmaceuticals, Inc. press release dated March 24, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date: March 24, 2016

Exhibit Index

Exhibit No.	Description

99.1	Juniper Pharmaceuticals, Inc. press release dated March 24, 2016.